FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

BLADE INTERNET VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	98-0233349 (I.R.S. Employer Identification No.)

555 W. Hastings St. #2770
Vancouver, British Columbia
Canada V6B 4N4
(address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be So Registered	Name of Each Exchange on Which Each Class is to be Registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [T]

Securities Act registration statement file number to which this form relates:

333-82278

Securities to be registered pursuant to Section 12(g) of the Act:

Shares of Common Stock

(Title of class)

Page 1 of 3 Pages

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form SB-2, as amended (Registration No. 333-82278), which is incorporated herein by this reference.

ITEM 2. EXHIBITS.*

3.1	Articles of Incorporation of Registrant

3.2	Bylaws of Registrant

4.1	Form of Specimen Common Stock Certificate

*	Each of the Exhibits is filed as an Exhibit with the corresponding Exhibit number to the Registrant’s Registration Statement on Form SB-2, as amended (File No. 333-82278) and incorporated herein by reference.

Page 2 of 3 Pages

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BLADE INTERNET VENTURES INC. (Registrant)

Dated: April 24, 2002	By: /s/ L. Eric Freeman

L. Eric Freeman, Chief Executive Officer

Page 3 of 3 Pages